AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT


         Pursuant to the Participation Agreement, made and entered into as of the 12th day of January, 2001, by and among Oppenheimer Variable Account Funds, OppenheimerFunds, Inc. and Columbus Life Insurance Company, the parties hereby agree to an amended Schedule 1 as attached hereto.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. The Amendment shall take effect on November 1, 2001.


                                COLUMBUS LIFE INSURANCE COMPANY


                                By:
                                    --------------------------------------------
                                    Mark A.Wilkerson
                                    Senior Vice President


                                OPPENHEIMER VARIABLE ACCOUNT FUNDS


                                By:
                                    --------------------------------------------
                                Name:
                                Its:


                                OPPENHEIMERFUNDS, INC.


                                By:
                                    --------------------------------------------
                                Name:
                                Its:

                                                          As of November 1, 2001



                                   SCHEDULE 1




Separate Accounts                                        Products

Columbus Life Insurance Company
Separate Account 1                          Pinnacle Variable Universal Life
                                            Survivorship Variable Universal Life